                                                                                                                Exhibit 10.8

CONSULTING AGREEMENT

            CONSULTING AGREEMENT (the “Agreement”) dated as of July 10, 2017 between Milestone Medical Inc., a Delaware corporation (the “Company”) and U.S. Asian Consulting Group, LLC, a Delaware limited liability company (the “Consultant”).

WHEREAS, Leonard Osser (“Osser”) is the sole member of Consultant; and

WHEREAS, Osser is currently the Chief Executive Officer of the Company; and

WHEREAS, the Board of Directors of the Company (the “Board”) desires to provide for a succession plan upon Osser stepping down as the Company’s Chief Executive Officer; and

WHEREAS, since Osser possesses unique knowledge and information with respect to the Company’s technology, business and operations, including its vendors, suppliers and affiliates, the Company desires to retain the services of the Consultant to provide for Osser to perform consulting services to the Company to insure that it retains his uninterrupted service.

NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

1.

    ENGAGEMENT.   Subject to the terms of this Agreement, the Company hereby engages the Consultant to perform those Services as are set forth on Exhibit A hereto (the “Services”).  Consultant shall cause such Services to be performed by Osser. Consultant shall perform such Services at such time as shall be mutually agreed to by Consultant and the Company.

2.

    ACKNOWLEDGMENT.  The Company acknowledges that, subject to the limitations set forth in this Agreement, the Consultant is free to engage in other business related activities as an employee or otherwise for other persons or entities.

3.	LOCATION. The Consultant will primarily perform the Services at its own premises and at such other locations as shall be agreed to by the Consultant and the Company.

4.	TERM OF AGREEMENT. The term of this Agreement (the “Term”) will be for a ten-year period commencing on July 1, 2017, unless sooner terminated as provided in Section 9 hereof.

5.	COMPENSATION.

a.

        The Company will compensate the Consultant at the rate of $100,000 per year, payable monthly in arrears, on the last day of each month.  No other amounts shall be paid or reimbursed by the Company to the Consultant.  All payments made by the Company to the Consultant will be made without deduction whether for federal, state or local income taxes, or other taxes.

b.

        The Consultant agrees that all Services will be rendered by him as an independent contractor.  The Consultant is not and shall not be considered as an employee or partner of the Company.  The Consultant shall have no right to receive any benefits including but not limited to, health and accident insurance, life insurance, paid sick leave and/or paid vacation time.  The Consultant agrees to pay all taxes and other financial obligations resulting from the consideration paid by the Company to the Consultant under this Agreement, including but not limited to self-employment taxes.  The Consultant shall indemnify the Company in the event the Company is required to pay any such taxes on behalf of the Consultant.  In the event any law, rule, regulations or other legal obligation requires the Company to withhold and pay to a governmental entity any portion of the compensation payable by the Company to the Consultant, then the Company shall be permitted to deduct and withhold such amount from the compensation payable to the Consultant under this Agreement and thereafter the Company shall pay such withheld amount to the proper governmental entity in a timely manner.

6.	NONDISCLOSURE; NONCOMPETITION.

a.

        Each of the Consultant and Osser agree not to use or disclose, either during the Term or at any time thereafter, except with the prior written consent of the Board of Directors, any trade secrets, proprietary information, or other information that the Company reasonably considers confidential relating to processes, suppliers (including but not limited to a list or lists of suppliers), customers (including but not limited to a list or lists of customers), compositions, improvements, inventions, operations, processing, marketing, distributing, selling, cost and pricing data, or master files utilized by the Company, not presently generally known to the public, and which is, obtained or acquired by the Consultant and Osser while affiliated with the Company.

b.

        During the Term and for a period of two years thereafter, neither Consultant nor Osser shall, directly or indirectly; (i) in any manner, engage in any business which competes with any business conducted by the Company (including any subsidiary) and will not directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with any corporation, firm or business that is so engaged (provided, however, that nothing herein shall prohibit the Executive from owning not more than three percent (3%) of the outstanding stock of any publicly held corporation), (ii) persuade or attempt to persuade any employee of the Company to leave the employ of the Company or to become employed by any other entity, or (iii) persuade or attempt to persuade any current client or former client with leaving, or to reduce the amount of business it does or intends or anticipates doing with the Company.

c.

       During the Term and for two years thereafter, neither the Consultant nor Osser shall not take any action which might divert from the Company any opportunity learned about by it or him during its or his affiliation with the Company which would be within the scope of any of the businesses then engaged in or planned to be engaged in by the Company.  The parties acknowledge that currently the Company’s business is the delivery of anesthetics and other medicaments through computer controlled systems.

d.

        In the event that this Agreement shall be terminated, then notwithstanding such termination, the obligations of the Consultant and Osser pursuant to this Section 6 of this Agreement shall survive such termination.

7.	LEGAL AND EQUITABLE REMEDIES.

a.

        In the event of a breach or threatened breach of any of the covenants under Section 7 of this Agreement, the Consultant and Osser acknowledge that the Company will not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach, the Company will be entitled to such equitable and injunctive relief as may be available to restrain the Consultant and/or Osser from the violation of the provisions thereof.

b.

        Nothing herein shall be construed as prohibiting the Company, on the one hand, and the Consultant and/or Osser, on the other hand, from pursuing any remedies available at law or in equity for any breach or threatened breach of the provisions of this Agreement by the other party, including the recovery of damages.

8.	MODIFICATION OF AGREEMENT. This Agreement may be modified by the parties hereto only by a writing executed by both parties.

9.

      TERMINATION.  Notwithstanding, anything contained herein to the contrary the Company and the Consultant agree that (a) this Agreement will terminate upon the death of Osser, and (b) the Consultant may terminate this Agreement at any time for any reason upon sixty (60) days prior written notice.  The Company may terminate this Agreement for Cause.  The Company shall have no right of termination of this Agreement other than for “Cause.”  As used herein, the term "Cause" shall mean: (i) the failure of Consultant substantially to perform Consultant’s reasonably agreed upon Services pursuant to Paragraph 1 hereof, which failure (if capable of being cured) is not cured by Consultant within thirty (30) days following written notice thereof from the Company; (ii) the Consultant or Osser becoming the subject of felony criminal charges in the United States or violating such rules and regulations of the Securities and Exchange Commission as may result in criminal action or material fines against the Company; (iii) any act or failure to act by Consultant in bad faith which is materially harmful to the Company; (iv) the commission by the Consultant or Osser of an act involving moral turpitude or dishonesty related to the Company’s business, theft or unethical business conduct, or (v) the disability of Osser wherein he is unable to perform the Services for a period of 180 consecutive days.

10.

   NOTICE.  Any notice, request, instruction or other document to be given hereunder by any party to the other party shall be in writing and shall be deemed to have been duly given when delivered personally or five (5) days after dispatch by registered or certified mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

If to the Company:

  addressed to:                   Milestone Scientific Inc.

220 South Orange Avenue

Livingston Corporate Park

Livingston, New Jersey 07039

Attn: Chief Financial Officer

with a copy to:                  Morse, Zelnick, Rose & Lander, LLP

825 Third Avenue, 16th Floor

New York, New York 10022

Attn: Kenneth S. Rose, Esq.

If to the Consultant or

Osser addressed to:           Leonard Osser

            32 Camlet Court

            Roseland, NJ 07068

or to such other address as the one party shall specify to the other party in writing.

11.

   AMENDMENT; WAIVER; ASSIGNMENT.  No provisions of this Agreement may be modified, supplemented, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Consultant and the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.  The Consultant may not assign this Agreement.

12.

   SEVERABILITY.  The Company and the Consultant (and Osser) agree that if any of the provisions or a part of any provision of this Agreement are deemed illegal or unenforceable, such provision or part of a provision shall be considered separate and several from this Agreement, and the remaining provisions or part of a provision of this Agreement shall continue in force (with such modifications as may be necessary to preserve the intent of the parties at the time of contracting) and be binding upon the parties as though such provision or part of a provision had never been included.

13.

   ENTIRE AGREEMENT; HEADINGS.  This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.  Headings and subheadings are for ease of reference only and shall not be considered to be a part of this Agreement.

14.

   GOVERNING LAW.  Any dispute as to the validity, interpretation or performance of this agreement shall be determined in accordance with the laws and by the courts of the State of New Jersey without regard to conflict of law rules or principles.

15.	COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall comprise an original and all of which shall be considered a single agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

MILESTONE MEDICAL INC.

By:/s/ Joseph D’Agostino

              Joseph D’Agostino,

Chief Operating Officer and

Chief Financial Officer

U.S. ASIAN CONSULTING GROUP, LLC

By: /s/ Leonard Osser

              Leonard Osser